EX-99(p)29

UBS Global Asset Management–Americas

Code of Ethics

June 2007

UBS Global Asset Management–Americas

Code of Ethics

Table of contents

1.	Introduction	3
2.	Types of Accounts
	2.1 Covered Accounts	4
	2.2 Joint Accounts	4
	2.3 Investment Clubs	4
3.	Establishing Covered Accounts
	3.1 Use of Authorized Brokers	5
	3.2 Discretionary Accounts	5
	3.3 Reporting	6
	3.4 Copying Compliance Department on Statements and Confirms	6
4.	Trading Restrictions
	4.1 Preclearance Requirements	7
	4.2 Frequency	9
	4.3 Holding Period	9
	4.4 Lockout Period	9
	4.5 Prohibited Transactions	10
	4.6 Initial Public Offerings	10
	4.7 Investment in Partnerships and other Private Placements	10
	4.8 Options	10
	4.9 Futures	11
5.	Reporting and Certification Requirements
	5.1 Initial Holdings Report and Certification	11
	5.2 Quarterly Transactions Report for Covered Persons and Interested Directors	11
	5.3 Quarterly Transactions Report for Independent Directors	12
	5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors	12
6.	Administration and Enforcement
	6.1 Review of Personal Trading Information	12
	6.2 Annual Reports to the Mutual Fund Boards of Directors and UBS Global CEOs	12
	6.3 Sanctions and Remedies	12

List of Funds	Appendix A
Trade Request Form	Appendix B
Outside Account Request Form	Appendix C
Private Placement Request Form	Appendix D
Investment Club Pre-Approval Form	Appendix E
Discretionary Account Attestation	Appendix F
Consultants and Temporary Employee Reporting Requirements	Appendix G
Transaction Requirement Matrix	Appendix H
List of Authorized Broker-Dealers	Appendix I

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UBS GLOBAL ASSET MANAGEMENT-AMERICAS

Code of Ethics

1.	Introduction

UBS Global Asset Management (“UBS Global AM”)1 has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global AM as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics (“Code”) is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients’ interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee’s legitimate employment.

The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clients2 that may arise due to personal investing activities. UBS Global also has established separate procedures designed to detect and prevent insider trading (“Insider Trading Procedures”), which should be read together with this Code.

Personal investing activities of “Covered Persons” (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interests, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

a.	Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

b.	Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is “front running,” or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client’s transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person’s transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

This Code applies to each of the UBS Global Advisors and the registered investment companies for which a UBS Global Advisor serves as investment manager, investment advisor and/or principal underwriter (“Funds”) that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global Advisors must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

Who is subject to the Code?

Covered Persons. For purposes of this Code, Covered Person is defined as:

•	Each employee, officer and director of a UBS Global Advisor, their spouses and members of their immediate families;3

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•	An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of UBS Global AM for a period of 30 days or more; and

•

Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global AM’s technology and systems, and/or trading information in any form, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global AM’s trading information, will be subject to the reporting requirements described in Appendix G.

Interested Directors of a Fund. Directors of any Fund that is an Advisory Client (current Funds are listed on Appendix A) who are not Covered Persons but who are affiliated with another subsidiary of UBS AG (“Interested Directors”) are subject to the following sections of the Code:

Section 5.1 Initial Holdings Report and Certification

Section 5.2 Quarterly Transactions Report for Covered Persons and Interested Directors

Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

Independent Directors of a Fund. Directors of a Fund who are not affiliated with a UBS Global Advisor as well as interested directors who do not have access to non-public information regarding the Portfolio Holdings of any fund advised by a UBS Global AM Advisor or who are not involved in making securities recommendations or have access to such recommendations that are not public are subject only to the following sections of the Code:

Section 5.3 Quarterly Transactions Report for Independent Directors

Section 5.4 Annual Certification for Covered Persons, Interested Directors and Independent Directors

2.	Types of Accounts

2.1	Covered Accounts

“Covered Account” includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.5 Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account over which a Covered Person has physical control, such as a stock certificate.6

2.2	Joint Accounts

Covered Persons are prohibited from entering into a joint account with any Advisory Client.

2.3	Investment Clubs

A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the Investment Club Pre-Approval Form (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption from the preclearance requirement will not be granted if the Covered Person has influence or control over the club’s investment decisions or if Covered Persons make up 50% or more of the club’s membership.

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The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club’s trades to preclearance and other requirements. 7 Investment club accounts may not be used to undermine these procedures.

3.	Establishing Covered Accounts

3.1	Use of Authorized Brokers

Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. The current list of Authorized Brokers, which is subject to change from time to time, is included in Appendix I. Any exceptions to this rule must be approved in writing by the Compliance Department (See Appendix C for the appropriate form). However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker. Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

Exceptions. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. Note: Covered Persons are required to report all Covered Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

•

Mutual Fund Only Accounts. Any account that permits a Covered Person only to buy and sell shares of open-end mutual funds for which UBS Global does not serve as investment adviser or subadviser and cannot be used to trade any other types of securities like stocks or closed-end funds.

•

401(k) Plans. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds). A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department. The UBS SIP plan or any successor UBS 401(k) plan is not an excepted account within this definition.

•	Investments in the Physical Control of a Covered Person. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

•	You must obtain approval to maintain the following Covered Accounts:

•

Investments Directly with Issuers (or their Transfer Agents). Covered Persons may participate in direct investment plans that allow the purchase of an issuer’s securities without the intermediation of a broker-dealer provided that timing of such purchases is determined by the plan (e.g., dividend reinvestment plans (“DRIPS”)). Such investments must be approved prior to the initial purchase of the issuer’s securities. Once approved, you are not required to preclear purchases or sales of shares in the plan, although transactions and holdings must be reported. However, if you withdraw the securities and hold a certificate or transfer them to a brokerage account, subsequent sales are subject to preclearance as well as the 30-day holding period.

3.2	Discretionary Accounts.

Covered Persons must obtain Compliance Department approval in order to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person (“Discretionary Account”). Although Discretionary Accounts are exempt from the provisions of Section 4 (Trading Restrictions) of this Code, they are still Covered Accounts and must comply

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with all other provisions of this Code, including this Section and Section 5 (Reporting and Certification Requirements). In order to obtain necessary approval to open a Discretionary Account, Covered Persons must provide the following to the Compliance Department:

•	A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

•

A signed attestation (See Appendix F) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account’s trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

3.3	Reporting

Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

3.4	Copying the Compliance Department on Statements and Confirms

The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account. Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.	Trading Restrictions

Security means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, shares of registered open-end investment companies (mutual funds) advised or subadvised by UBS Global AM, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include U.S. government bonds, bankers’ acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds) for which UBS Global AM does not serve as investment adviser or subadviser. (See Appendix (A) for a list of funds advised or subadvised by UBS Global AM).

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4.1	Preclearance Requirements

Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

•	The Process. The preclearance process is done electronically through iTrade or in the event the system is down, involves the following three steps:

•

Complete the Form. Covered Persons must complete a Trade Request Form (See Appendix B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

•	Wait for Approval. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

•	Execute Before the Approval Expires. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

•

If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval before your order (or the unfilled portion of your order) can be executed. Accordingly, limit orders and “good ‘til cancelled” instructions must be withdrawn by the end of the day, unless a new approval is obtained.

•	Exceptions. Covered Persons do not need to preclear the following types of transactions. Please see the “Transaction Requirement Matrix” in Appendix H for a summary of the preclearance requirements.

-	Open-End Investment Company Shares (Mutual Funds), including funds offered within a 529 College Savings Plan. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5. However, certain holding period requirements apply to open-end registered investment companies advised or subadvised by UBS Global (see Section 4.3 herein).

-	Unit Investment Trusts (UITs). Purchases and sales of unit investment trusts do not require preclearance.

-	Exchange Traded Funds (ETFs). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

-	Certain Corporate Actions. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

-	Rights. Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

-	UBS Savings and Investment Plan and Third Party 401(k) Plans. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

-	UBS AG Securities. Transactions by Covered Persons in UBS securities8 generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

-	Futures and Options on Currencies, Commodities and Broad Based Indices. A Covered Person is not required to preclear futures and options on currencies or on a broad-based securities index.9

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-	Transactions in Discretionary Accounts. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

-	NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

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4.2	Frequency

In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (Note: This does not include repetitive transactions such as rolling futures contracts.)

4.3	Holding Period

If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

As a result, Covered Persons may not:

•	buy a security or Related Investment within 30 days after selling that security or Related Investment; or

•	sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

•	Please refer to the Transaction Requirement Matrix in Appendix H.

Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Exceptions.

a.	UITs and ETFs, although not subject to preclearance, must be held for at least 30 days.

b.	Shares of registered open-end investment companies advised or sub-advised by UBS Global must be held for at least 30 days.

c.	If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

d. If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.4	Lockout Period

Investment Personnel10 are prohibited from buying, selling or transferring any security if they know that the security, or Related Investment, was purchased or sold on behalf of an Advisory Client five days or less prior thereto or will be purchased or sold on behalf of an Advisory Client within five days therefrom. Personal trades in securities that are effected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized. Pre-clearance through i-trade should not be equated with pre-clearance of conflicts.

(i)	Covered Persons are prohibited from executing a securities transaction on a day during which any client or fund has a pending or executed “buy” or “sell” in the same security.

(ii)	Trade Reversals. Even if a personal transaction is pre-cleared, such personal transaction is subject to being reversed after-the-fact. Furthermore, as indicated below, the Compliance Department may require any violator to disgorge any profits or absorb any losses associated with the relevant security. In short, Covered Persons assume the risk (financial or otherwise) associated with any trade reversal.

(iii)	Broad-based Securities Indices. A Covered Person’s knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

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(iv)	The Chief Compliance Officer may grant individual exceptions at his/her discretion.

4.5	Prohibited Transactions

UBS Global views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

a.	Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security.

b.	Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

c.	Securities Issued by Suppliers & Vendors. Covered Persons who have information about or are directly involved in negotiating a contract with a supplier or vendor of UBS Global AM may not purchase securities issued by that supplier or vendor.

4.6	Initial Public Offerings

Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

4.7	Investment in Partnerships and Other Private Placements

Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

4.8	Options

a.	Call Options: A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.) A Covered Person may sell (“write”) a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

b.	Put Options: A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put. A Covered Person may not sell (“write”) a put on an individual security or ETF.

c.	Options on Broad-Based Indices: Covered Persons may purchase or sell an option on a Broad-based Securities Index (“Index Option”) only if the option has a period to expiration of at

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least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

Note: Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.

4.9	Futures

A Covered Person may purchase and sell exchange-traded futures and currency forwards.

Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section 4.3 above).

Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5.	Reporting and Certification Requirements

5.1	Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions: Covered Persons are not required to report holdings in:

•	U.S. Registered Open-End Mutual Funds that are not advised or sub-advised by UBS Global (see Appendix A for a list of funds advised or subadvised by UBS Global).

•	U.S. Government Securities11

•	Money Market Instruments12

•	Accounts over which a Covered Person has no direct or indirect influence or control

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

5.2	Quarterly Transactions Report for Covered Persons and Interested Directors

Within 30 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.-registered open-end mutual fund transactions for which UBS Global serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

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5.3	Quarterly Transactions Report for Independent Directors

Directors of the Funds who are not affiliated with a UBS Global Advisor (“Independent Directors”) must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director’s Covered Accounts that:

•	the security was purchased or sold by a Fund; or

•	a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.4	Annual Certification for Covered Persons, Interested Directors and Independent Directors

Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6.	Administration and Enforcement

6.1	Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global, any party to which any investigation is referred by any of the foregoing, a Covered Person’s supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

6.2	Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs

The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global AM that:

•

describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

•	recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

•	certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons13 from violating the Code.

6.3	Sanctions and Remedies

If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

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As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

List of funds

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

UBS Index Trust

UBS S&P 500 Index Fund

UBS Investment Trust

UBS Tactical Allocation Fund

UBS Series Trust

Tactical Allocation Portfolio

The UBS Funds

UBS Absolute Return Bond Fund

UBS Dynamic Alpha Fund

UBS Emerging Markets Debt Fund

UBS Emerging Markets Equity Fund

UBS Global Allocation Fund

UBS Global Bond Fund

UBS Global Equity Fund

UBS High Yield Fund

UBS International Equity Fund

UBS Real Estate Equity Fund

UBS U.S. Bond Fund

UBS U.S. Large Cap Equity Fund

UBS U.S. Large Cap Growth Fund

UBS U.S. Large Cap Value Equity Fund

UBS U.S. Mid Cap Growth Fund

UBS U.S. Small Cap Equity Fund

UBS U.S. Small Cap Growth Fund

UBS Relationship Funds

UBS Absolute Return Investment Grade Bond Fund

UBS Corporate Bond Relationship Fund

UBS Defensive High Yield Relationship Fund

UBS Emerging Markets Debt Relationship Fund

UBS Emerging Markets Equity Relationship Fund

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UBS Enhanced Yield Relationship Fund

UBS Global Aggregate Bond Relationship Fund

UBS Global Securities Relationship Fund

UBS High Yield Relationship Fund

UBS International Equity Relationship Fund

UBS Large Cap Select Equity Relationship Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Opportunistic High Yield Relationship Fund

UBS Short Duration Relationship Fund

UBS Short-Term Relationship Fund

UBS Small-Cap Equity Relationship Fund

UBS U.S. Bond Relationship Fund

UBS U.S. Cash Management Prime Relationship Fund

UBS U.S. Core Plus Relationship Fund

UBS U.S. Equity Alpha Fund

UBS U.S. Large-Cap Equity Relationship Fund

UBS U.S. Large-Cap Growth Fund

UBS U.S. Intermediate Cap Relationship Fund

UBS U.S. Securitized Mortgage Relationship Fund

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

UBS U.S. Large-Cap Value Equity Relationship Fund

UBS PACE Select Advisors Trust

UBS PACE Alternative Strategies Investments

UBS PACE Global Fixed Income Investments

UBS PACE Government Securities Fixed Income Investments

UBS PACE High Yield Investments

UBS PACE Intermediate Fixed Income Investments

UBS PACE International Emerging Markets Equity Investments

UBS PACE International Equity Investments

UBS PACE Large Co Growth Equity Investments

UBS PACE Large Co Value Equity Investments

UBS PACE Municipal Fixed Income Investments

UBS PACE Small/Medium Co Growth Equity Investments

UBS PACE Small/Medium Co Value Equity Investments

UBS PACE Strategic Fixed Income Investments

UBS Collective Funds

UBS All Country World (ex.-U.S.) Equity

UBS Bond SurPlus Fund

UBS EME Fund

UBS Emerging Markets Bond

UBS Emerging Markets Equity Completion

UBS Global (Ex US and Japan) Bond

UBS Global (Ex-US) Bond

UBS Global (Ex-US) Equity

June 2007	14

UBS Global Asset Management–Americas

Code of Ethics

UBS Global (Ex-US) Equity (Stock Only)

UBS Global Aggregate Bond

UBS Global Bond Fund

UBS Global Securities Portfolio

UBS Multi-Asset Portfolio

UBS Opportunistic High Yield

UBS Stable Value

UBS U.S. All-Cap Equity Fund

UBS U.S. Balanced Fund

UBS U.S. Bond Fund

UBS U.S. Core Plus

UBS U.S. High Yield Bond Fund

UBS U.S. Large-Cap Equity Fund

UBS U.S. Real Estate Securities Equity Fund

UBS U.S. Securitized Mortgage Fund

UBS Small Cap Equity Fund

UBS U.S. Small Cap Equity Growth Fund

UBS U.S. Value Equity Fund

CLOSED-END FUNDS

Fort Dearborn Income Securities, Inc. (FTD)

Global High Income Dollar Fund Inc. (GHI)

Insured Municipal Income Fund Inc. (PIF)

Investment Grade Municipal Income Fund Inc. (PPM)

Managed High Yield Plus Fund Inc. (HYF)

Strategic Global Income Fund, Inc. (SGL)

FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT

AXA Enterprise Growth and Income Fund (Enterprise Group of Funds)

AXP Partners Small Cap Growth Fund

BB&T International Equity Fund

EQ/UBS Growth and Income Portfolio (Enterprise Accumulation Trust

Fiduciary Trust Company Fixed Income Index Portfolio

Fiduciary Trust Company GIC – Main Account

Fiduciary Trust Company GIC – Aegon fka Transamerica

Fiduciary Trust Company GIC International Core

Fiduciary Trust Company S&P 500 Index

Guardian UBS Large Cap Value Fund

Guardian UBS Small Cap Value Fund

Guardian UBS VC Large Cap Value Fund

Guardian UBS VC Small Cap Value Fund

ING UBS U.S. Allocation Portfolio

ING UBS U.S. Large – Cap Equity Fund

ING UBS U.S. Small Growth Portfolio

John Hancock Trust – Global Allocation Trust

John Hancock Trust – Large Cap Trust

June 2007	15

UBS Global Asset Management–Americas

Code of Ethics

John Hancock Funds II – Large Cap Fund

JP Morgan Multi-Manager Small Cap Growth Fund

Lincoln Variable Insurance Products Trust – Global Asset Allocation Fund

Principal Partners Small Cap Growth Fund II

Principal Small Cap Growth Fund, Inc.

Principal Variable Contracts Fund, Inc.

Principal Partners Large Cap Value Fund I

TA IDEX Large Cap Value Portfolio

SMA Relationship Trust – Municipal Bond Fund

SMA Relationship Trust – Taxable Fixed Income Fund

UBS Private Portfolio Trust

CIBC Frontier

CIBC – Talvest

MacKenzie Financial Services

Bankco De Guatemala

Banco De La Republica

CABEI a (Central Am Bank for Econ. Integration)

Fernhill

FLAR

Gulf International Bank

IFAD

Kingdom of Bahrain Pen Fd. Commission

Kuwait Investment Authority

Mexico

Mission of the Society of Jesus #4D

NY Province Society of Jesus

Public Institute of Social Security

Sedesa Premium

Strand Overseas

Gulbenkian

June 2007	16